 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
For Tender of Shares of Class A Common Stock of
Bimini Capital Management, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2021, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares of Class A Common Stock but:
•
your certificates for the shares of Class A Common Stock are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•
you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•
your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your shares of Class A Common Stock if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated May 27, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by overnight courier, email transmission or mail prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
Broadridge Corporate Issuer Solutions, Inc.
the Depositary and Information Agent for the Offer
If delivering by express mail, courier or other expedited service:	By first class, certified or registered mail:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Department PO Box 1342 Brentwood, NY 11717-0718
If delivering by email: shareholder@Broadridge.com
This email address can ONLY be used for delivery of this Notice of Guaranteed Delivery.
For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses, or by email, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Bimini Capital Management, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Bimini Capital Management, Inc., a Maryland corporation (“Bimini Capital”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 27, 2021 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A common stock of Bimini Capital, par value $0.001 per share (the “Class A Common Stock”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of shares of Class A Common Stock to be tendered:      shares of Class A Common Stock.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES OF CLASS A COMMON STOCK ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING SHARES OF CLASS A COMMON STOCK AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
(1)
CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares of Class A Common Stock at the purchase price as shall be determined by Bimini Capital in accordance with the terms of the Offer.
☐
The undersigned wants to maximize the chance that Bimini Capital will accept for payment all of the shares of Class A Common Stock the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares of Class A Common Stock at, and is willing to accept, the purchase price determined by Bimini Capital in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares of Class A Common Stock being deemed to be tendered at the minimum price of $1.50 per share of Class A Common Stock for purposes of determining the Final Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $1.50.

(2)
CLASS A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Class A Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares of Class A Common Stock at the price checked. The undersigned understands that this action could result in Bimini Capital purchasing none of the shares of Class A Common Stock tendered hereby if the purchase price determined by Bimini Capital for the shares of Class A Common Stock is less than the price checked below.
☐ $1.50	☐ $	1.60	☐ $	1.70	☐ $	1.80	☐ $	1.90	☐ $	2.00
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES OF CLASS A COMMON STOCK.

A STOCKHOLDER DESIRING TO TENDER SHARES OF CLASS A COMMON STOCK AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES OF CLASS A COMMON STOCK ARE TENDERED. THE SAME SHARES OF CLASS A COMMON STOCK CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.
ODD LOTS
(See Instruction 15 of the Letter of Transmittal)
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 shares of Class A Common Stock may have their shares of Class A Common Stock accepted for payment before any proration of other tendered shares of Class A Common Stock. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares of Class A Common Stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of Class A Common Stock. Accordingly, this section is to be completed ONLY if shares of Class A Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A Common Stock. The undersigned:
☐
owns, whether beneficially or of record, an aggregate of fewer than 100 shares of Class A Common Stock and is tendering all such shares of Class A Common Stock; or is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s) shares of Class A Common Stock with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A Common Stock and is tendering all such shares of Class A Common Stock.

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)
A stockholder may tender shares of Class A Common Stock subject to the condition that a specified minimum number of the stockholder’s shares of Class A Common Stock tendered pursuant to the Letter of Transmittal must be purchased if any shares of Class A Common Stock tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares of Class A Common Stock indicated below is purchased by Bimini Capital pursuant to the terms of the Offer, none of the shares of Class A Common Stock tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares of Class A Common Stock that must be purchased if any are purchased, and Bimini Capital urges stockholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐
The minimum number of shares of Class A Common Stock that must be purchased, if any are purchased, is:      shares of Class A Common Stock.

If, because of proration, the minimum number of shares of Class A Common Stock designated will not be purchased, Bimini Capital may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares of Class A Common Stock and checked this box:
☐
The tendered shares of Class A Common Stock represent all shares of Class A Common Stock held by the undersigned.

PLEASE SIGN ON THIS PAGE
Name(s) of Record Holder(s):

(Please Print)
Signature(s):

Address(es)

(Include Zip Code)
Area code and telephone number:
☐ If delivery will be by book-entry transfer, check this box.
Name of tendering institution:
Account number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a medallion program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) hereby guarantees (i) that the above-named person(s) has a net long position in the shares of Class A Common Stock being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares of Class A Common Stock complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares of Class A Common Stock tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares of Class A Common Stock into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed email thereof) and any other required documents, within two business days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Class A Common Stock to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title
Dated: , 2021
(Area Code) Telephone No.
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.